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                                                            EXHIBIT 11

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)
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                                                             Quarters Ended June 30,       Six Months Ended June 30,
                                                          ----------------------------    ---------------------------
                                                              1995            1994            1995           1994
                                                          ------------    ------------    ------------   ------------
PRIMARY EARNINGS PER SHARE

Net income (loss). . . . . . . . . . . . . . . . . .      $     49,520         31,166         59,981        (95,999)
Dividends on preferred stock . . . . . . . . . . . .           (31,367)       (33,074)       (63,240)       (53,629)
                                                          ------------    ------------    ------------   ------------

Net income (loss) applicable to common stock . . . .      $     18,153         (1,908)        (3,259)      (149,628)
                                                          ------------    ------------    ------------   ------------
                                                          ------------    ------------    ------------   ------------

Common shares outstanding. . . . . . . . . . . . . .         4,362,080      4,302,044      4,362,080      4,302,044
Effect of using weighted average common
  and common equivalent shares . . . . . . . . . . .              (824)        (1,726)       (14,290)       (21,859)
Effect of shares issuable under common stock
  warrants using the treasury stock
  method . . . . . . . . . . . . . . . . . . . . . .           115,385              *              *              *
Effect of shares issuable under stock options
  using the treasury stock method. . . . . . . . . .            14,495              *              *              *
                                                          ------------    ------------    ------------   ------------
Shares used in computing primary earnings per share.         4,491,136      4,300,318      4,347,790      4,280,185
                                                          ------------    ------------    ------------   ------------
                                                          ------------    ------------    ------------   ------------

Primary earnings per common share. . . . . . . . . .      $         **             **             **          (0.03)
                                                          ------------    ------------    ------------   ------------
                                                          ------------    ------------    ------------   ------------


FULLY DILUTED EARNINGS PER SHARE

Net income (loss). . . . . . . . . . . . . . . . . .      $     49,520         31,166         59,981        (95,999)
Dividends on preferred stock . . . . . . . . . . . .           (31,367)       (33,074)       (63,240)       (53,629)
                                                          ------------    ------------    ------------   ------------
Net income (loss) as adjusted. . . . . . . . . . . .      $     18,153         (1,908)        (3,259)      (149,628)
                                                          ------------    ------------    ------------   ------------
                                                          ------------    ------------    ------------   ------------

Shares used in computing primary earnings
  per share. . . . . . . . . . . . . . . . . . . . .         4,491,136      4,300,318      4,347,790      4,280,185
Effect of shares issuable upon conversion of
  preferred stock. . . . . . . . . . . . . . . . . .                 *              *              *              *
                                                          ------------    ------------    ------------   ------------
Shares used in computing fully diluted
  earnings per share . . . . . . . . . . . . . . . .         4,491,136      4,300,318      4,347,790      4,280,185
                                                          ------------    ------------    ------------   ------------
                                                          ------------    ------------    ------------   ------------
Fully diluted earnings per common
  share. . . . . . . . . . . . . . . . . . . . . . .      $         **             **             **          (0.03)
                                                          ------------    ------------    ------------   ------------
                                                          ------------    ------------    ------------   ------------

*   Antidilutive
**  Less than $.01 per share
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